Exhibit 99.2

MJ FREEWAY, LLC

Financial Statements

For the Years Ended June 30, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Managers of

MJ Freeway, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MJ Freeway, LLC (the “Company”) as of June 30, 2018 and 2017, the related statements of operations, changes in members’ equity and cash flows for each of the two years in the period ended June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and with standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditors since 2018.

New York, NY

October 1, 2018

MJ FREEWAY, LLC

Balance Sheets

	June 30,
	2018	2017
Assets
Current assets
Cash	$1,572,090	$4,316,276
Restricted cash	1,000,311	1,000,006
Accounts receivable, net	254,092	94,863
Prepaid expenses	191,238	353,127
Total current assets	$3,017,731	$5,764,272
Liabilities and Members' Equity
Current liabilities
Accounts payable	$550,437	$1,105,727
Accrued liabilities	373,834	425,437
Deferred revenue	469,631	1,120,970
Total current liabilities	1,393,902	2,652,134

Commitments and contingencies (Note 7)

Members' equity
Series B Preferred Units; 6,425,831 units authorized, 6,425,831 units issued and outstanding at June 30, 2018, and 5,910,261 units issued and outstanding at June 30, 2017, liquidation preference of $3,689,717	12,463,594	11,463,594
Series A Preferred Units; 2,000,000 units authorized, issued, and outstanding at June 30, 2018 and 2017, respectively, liquidation preference of $1,713,183	2,000,000	2,000,000
Common Units; 10,000,000 units authorized, issued and outstanding	100,000	100,000
Accumulated deficit	(12,939,765)	(10,451,456)
Total members' equity	1,623,829	3,112,138
Total liabilities and members' equity	$3,017,731	$5,764,272

See notes to financial statements.

MJ FREEWAY, LLC

Statements of Operations

	For the Years Ended
	June 30,
	2018	2017
Revenues
Software	$8,082,424	$3,138,786
Consulting	2,281,836	2,112,541
Other	112,523	344,967
Total revenues	10,476,783	5,596,294

Cost of revenues	4,042,165	1,249,818
Gross profit	6,434,618	4,346,476

Operating expenses
Product development	2,645,093	1,898,221
Selling, general, and administrative	6,252,685	9,439,759
Total operating expenses	8,897,778	11,337,980

Loss from operations	(2,463,160)	(6,991,504)

Other income (expense)
Interest	5,841	6
Other	(30,990)	(27,597)
Total other expense	(25,149)	(27,591)

Net loss	$(2,488,309)	$(7,019,095)

Basic and diluted weighted average common units outstanding	10,000,000	10,000,000
Basic and diluted net loss per common unit	$0.00	$0.00

Weighted average preferred units outstanding	8,232,315	6,491,786
Net loss per preferred unit	$(0.30)	$(1.08)

See notes to financial statements.

MJ FREEWAY, LLC

Statements of Changes in Members' Equity

For the Years Ended June 30, 2018 and 2017

	Series B Preferred		Series A Preferred		Common		Accumulated	Members'
	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balance - July 1, 2016	4,137,425	$8,025,000	2,000,000	$2,000,000	7,833,332	$78,333	$(3,432,361)	$6,670,972
Common units no longer subject to buy-back provision	—	—	—	—	2,166,668	21,667	—	21,667
Issuance of Series B Preferred Units for cash	1,772,836	3,438,594	—	—	—	—	—	3,438,594
Net loss	—	—	—	—	—	—	(7,019,095)	(7,019,095)
Balance - June 30, 2017	5,910,261	11,463,594	2,000,000	2,000,000	10,000,000	100,000	(10,451,456)	3,112,138
Issuance of Series B Preferred Units for cash	515,570	1,000,000	—	—	—	—	—	1,000,000
Net loss	—	—	—	—	—	—	(2,488,309)	(2,488,309)
Balance - June 30, 2018	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(12,939,765)	$1,623,829

See notes to financial statements.

MJ FREEWAY, LLC

Statements of Cash Flows

	For the Years Ended
	June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(2,488,309)	$(7,019,095)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	169,784	207,364
Changes in operating assets and liabilities
Accounts receivable	(329,013)	(218,563)
Prepaid expenses	161,889	(288,368)
Accounts payable	(555,290)	1,007,910
Accrued liabilities	(51,603)	327,621
Deferred revenue	(651,339)	1,120,970
Net cash used in operating activities	(3,743,881)	(4,862,161)

Cash flows from financing activities
Principal payment on note payable	—	(22,167)
Issuance of Series B Preferred Units for cash	1,000,000	3,438,594
Net cash provided by financing activities	1,000,000	3,416,427

Net decrease in cash and restricted cash	(2,743,881)	(1,445,734)

Cash and restricted cash - beginning of year	5,316,282	6,762,016

Cash and restricted cash - end of year	$2,572,401	$5,316,282

Cash paid for taxes	$—	$6,800
Cash paid for interest	$—	$3,003

Supplemental disclosure of non-cash financing activities:

Common Units no longer subject to buy-back provision	$—	$21,667

See notes to financial statements.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 1 - Description of Business, Liquidity and Capital Resources

Description of Business

MJ Freeway, LLC (the "Company") was established January 24, 2010 and is a Colorado limited liability company located in Denver, Colorado. The Company provides cloud-based seed-to-sale compliance software for the cannabis industry under a subscription model, to both commercial and government customers in retail, delivery, wholesale, cultivation, and/or manufacturing. The Company also provides a complete suite of consulting services to cannabis businesses. The offerings include services spanning the full cannabis business lifecycle, including pre-application, application for licensing, pre-operation, operation, inspection readiness, and business reviews.

Liquidity and Capital Resources

In August 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU No. 2014-15 are intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under accounting principles generally accepted in the United States of America ("U.S. GAAP"), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The Company adopted this guidance on July 1, 2016.

Since its inception, the Company has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. However, after considering all available evidence, the Company has determined that, due to its current positive working capital and the receipt of cash proceeds from the issuance of Series C Preferred Units subsequent to June 30, 2018 (Note 10), no substantial doubt exists in regards to the Company's ability to continue as a going concern for a period of at least twelve months from the date these financial statements were issued. Management will continue to evaluate the impact of this standard on the Company's financial statements.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates for the years ended June 30, 2018 and 2017 were the Company's allowance for doubtful accounts, the estimated average customer life used in the calculation of the deferral and recognition of implementation fees earned from certain customers, and the estimated useful lives of long-lived assets. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Restricted Cash

Restricted cash serves as collateral for the Company's letter-of-credit (See Note 7).

Prepaid Expenses

Prepaid expenses consist primarily of third-party technology and software used by the Company in its day-to-day operations and professional services expenses paid in advance.

Accounts Receivable, Net

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $39,571 and $188,858 as of June 30, 2018 and 2017, respectively.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the year ended June 30, 2018, one customer accounted for 37% of total revenues. At June 30, 2018, the two customers accounted for 55% and 11% of net accounts receivable, respectively. No customers accounted for a significant portion of the Company's revenue during the year ended June 30, 2017 or a significant portion of accounts receivable as of June 30, 2017.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from five to seven years, and the shorter of the estimated economic life or related lease terms for leasehold improvements. Repairs and maintenance costs that do not improve the service potential or extend the economic life are expensed as incurred. The Company's purchases of property and equipment have historically been immaterial.

Preferred Units

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred units. Preferred units subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred units (including preferred units that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) are classified as temporary equity. At all other times, preferred units are classified as members' equity.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, restricted cash, accounts receivable, prepaid expenses, and accounts payable approximated fair value as of June 30, 2018 and 2017 because of the relatively short term nature of these instruments. The Company accounts for fair value measurements in accordance with Accounting Standards Codification ("ASC") Topic No. 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Software Development Costs

The Company accounts for costs incurred in the development of computer software in accordance with ASC Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software. Costs incurred in the application development stage are subject to capitalization and subsequent amortization and impairment. Application development stage costs were not material for the Company during the years ended June 30, 2018 or 2017. Product development costs are primarily comprised of personnel costs incurred related to activities for evaluating future changes to the software, testing, bug fixes, and other maintenance activities. Product development costs are expensed as incurred.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been performed, the fee for the arrangement is fixed or determinable, and collectability is reasonable assured.

The Company's software-as-a-service fees are earned through arrangements in which customers pay the Company a recurring subscription fee based upon the terms of their respective contracts. The Company's software revenues generated from government customers totaled $4,470,310 and $217,298 of total revenues during the years ended June 30, 2018 and 2017, respectively (See Note 2, "Concentrations of Credit Risk"). Total costs of government revenues incurred by the Company, which are included in cost of revenues on the statements of operations, were $2,670,319 during the year ended June 30, 2018 and were immaterial during the year ended June 30, 2017.

The Company also offers various software consulting services to its customers, including implementation services, business planning, support, and other customer services. From time to time, the Company purchases equipment for resale to customers. Such equipment is generally drop-shipped to the Company's customers. The Company recognizes revenue as the services are performed or products are delivered, or in the case of up-front implementation fees, over the longer of the contract term or estimated customer life.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

In most arrangements, the Company bills the customer prior to performing services, which requires the Company to record deferred revenue on the accompanying balance sheets.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's members. The Company prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. No provision for federal income taxes has been recorded in the accompanying financial statements.

The Company records interest and penalties related to unrecognized tax benefits in selling, general, and administrative expenses. No penalties or interest were incurred during the years ended June 30, 2018 or 2017.

The Tax Cuts and Jobs Act ("Tax Act") was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21% effective January 1, 2018; limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The Company does not expect the Tax Act to have a material impact on the Company because, as a limited liability company, it is not subject to federal income tax and the tax effect of its activities accrues to the members.

Beginning January 1, 2018, new rules apply to IRS audits of partnership and limited liability companies that are taxed as partnerships. Under these rules, adjustments resulting from an IRS audit of the partnership will be assessed at the partnership level. There are currently no years under audit.

Segments

The Company's chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance and information for different revenue streams is not evaluated separately. As such, the Company has determined that it operates a single reporting segment.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09, as subsequently amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under ASU No. 2014-09, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU No. 2014-09 is effective for the Company beginning July 1, 2019 with early adoption permitted, and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires certain equity investments to be measured at fair value with changes in fair value recognized in net income, to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted for certain provisions or for the new provisions as a whole, with certain restrictions. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard, as subsequently amended, establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for the Company beginning July 1, 2020 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting which simplifies the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Among other changes, the new standard allows non-public business entities to make an accounting policy election to either estimate the number of awards that are expected to vest or to account for forfeitures as they occur. The new standard is effective for the Company in the annual period beginning July 1, 2018 with early adoption permitted. The Company is evaluating the impact the adoption of the new standard will have on its financial statements.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The new standard is effective for the Company beginning July 1, 2021 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which provides guidance on specific cash flow presentation issues. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted. The Company adopted the standard as of July 1, 2016, which resulted in no impact on the financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash, which requires the inclusion of restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted. The Company adopted the standard as of July 1, 2016. As a result, cash and restricted cash have been combined for the years ended June 30, 2018 and 2017 on the accompanying statements of cash flows.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for the Company beginning July 1, 2020 with early adoption permitted, including adoption in an interim period. The Company is evaluating the impact of adoption of the new standard on its financial statements.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 3 - Balance Sheet Disclosures

Prepaid expenses consist of the following:

	June 30,
	2018	2017
Software and technology	$115,516	$81,434
Professional services	47,626	243,981
Insurance	18,096	17,712
Deposit	10,000	10,000
	$191,238	$353,127

Accrued liabilities consist of the following:

	June 30,
	2018	2017
Compensation	$251,393	$121,241
Sales taxes	66,347	—
Professional fees	24,404	236,993
Other	31,690	67,203
	$373,834	$425,437

The accrued compensation as of June 30, 2018 includes $122,000 of accrued bonus earned by the Company's Chief Executive Officer and a member of the Company's Board of Managers during the year ended June 30, 2018 and such bonus is calculated based on the Company's operational results. No such bonus was earned or accrued for during the year ended June 30, 2017.

Note 4 - Note Payable

The Company held an unsecured note payable with no periodic payment requirements with a creditor that matured in November 2016. Principal and interest on the note were fully paid at maturity.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 5 - Loss Per Unit

Basic net loss per common unit is calculated based on the weighted-average number of common units outstanding in accordance with ASC Topic 260, Earnings per Share. Diluted net loss per common unit is calculated based on the weighted-average number of common units outstanding plus the effect of potentially dilutive common units. When the Company reports a net loss, the calculation of diluted net loss per common unit excludes potential common units as the effect would be anti-dilutive. As of June 30, 2018 and 2017, the Company does not have any potential dilutive common units.

The Company computes net loss per unit using the two-class method, which is an allocation formula that determines net loss per unit for common units and participating securities. The Company’s participating securities include its issued and outstanding preferred units and profits interest units. Net losses and net profits, as defined by the Company's operating agreement, are allocated to the members' capital accounts. Historically, the Company has sustained losses that are generally allocated first to Common Units until the respective capital accounts are zero, and then to Preferred Units until the respective capital accounts are zero, and then on a pro rata basis among all unit holders.

As a result of the Company’s historical losses, the capital accounts of the common unit holders have been depleted. Therefore, the net losses for the years ended June 30, 2018 and 2017 have been allocated to the Preferred Unit holders and will continue to until the capital accounts of Preferred Unit holders reach zero. The computations of basic and diluted net loss per common unit and net loss per preferred unit are as follows:

	June 30,
	2018	2017

Net loss	$(2,488,309)	$(7,019,095)
Net loss allocated to Preferred Units	(2,488,309)	(7,019,095)
Net loss allocated to Common Units	$0	$0
Basic and diluted weighted average common units outstanding	10,000,000	10,000,000
Net loss per common unit
Basic and diluted	$0.00	$0.00
Weighted average preferred units outstanding	8,232,315	6,491,786
Net loss per preferred unit	$(0.30)	$(1.08)

As of June 30, 2018 and 2017, the Company had no potentially dilutive securities.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 6 - Members' Equity

The Company is authorized to issue 20,575,221 units consisting of four classes: 10,000,000 Common Units (the "Common"), 2,000,000 Series A Preferred Units (the "Series A"), 6,425,831 Series B Preferred Units (the "Series B"), and 2,149,390 Profits Interest Units (collectively the "Members"). The Company was initially capitalized through the issuance of 10,000,000 Common Units for $100,000. The Common Unit holders are the CEO and Chairman, both co-founders. Subsequent issuances of Series A and Series B were completed for which the Company received proceeds of $2,000,000 and $12,463,594, respectively. Holders of Common, Series A, and Series B have voting privileges, and Profits Interest Units are non-voting. See Note 10 for subsequent events relating to the amended and restated operating agreement and the issuance of Series C round.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 6 - Members' Equity (continued)

Net losses and net profits, as defined by the Company's operating agreement, are allocated to the members' capital accounts. Historically, the Company has sustained losses that are generally allocated first to Common Units until the respective capital accounts are zero, and then to Preferred Units until the respective capital accounts are zero, and then on a pro rata basis among all unit holders. Distributions, as defined by the Company's operating agreement, may be made at the discretion of the Managers and are allocated to members on the basis of taxable income allocated to each holder and then pro rata in accordance with their respective capital account balances. Upon liquidation, including in the event of a sale of the Company, distributions will be made first to Members with positive capital accounts on a pro rata basis. Remaining assets available for distribution, if any, will be made to the Members in proportion to their respective percentage interests.

The Company is managed by a Board of Directors consisting of five managers, with each manager being entitled to one vote. One manager is elected by a majority vote of the Series A holders; one manager is elected by a majority vote of the Series B holders; one manager is elected by a majority vote of the Series A and B holders (voting as a single class); and two managers are elected by a majority vote of the Common Unit holders. Certain actions of the Company require approval by the Board of Managers and a vote of the Preferred Units, voting as a single class).

The holders of Series A, Series B, Common Units, and Profits Interest Units (collectively, the "Units") granted the Company a right of first refusal to purchase any Units at the same price and on the same terms offered to any prospective purchaser of such Units. The holders of the Units granted qualified preferred unit holders and qualified founders, as defined by the Company's operating agreement, a secondary right of first refusal if the Company does not purchase the Units.

The Company has granted major investors and qualified holders, as defined by the Company's operating agreement, a right of first offer, which requires the Company to first offer any new securities offers to those major investors and qualified holders prior to sale of the new securities.

Redeemable Common Units

In December 2015, the Company entered into a buy-back agreement with the Common Unit holders, which required the Company to buy-back a defined amount of Common Units at $0.01 per Common Unit if the holders of those Common Units ceased full-time employment with the Company, except for in certain, defined limited circumstances.

At the time the buy-back agreement was entered into, 3,430,558 Common Units were subject to the buy-back obligation at a price of $0.01 per share. The number of Common Units subject to the buy-back obligation was to decrease ratably over the next 19 months. The buy-back provision required the Common Units to be accounted for as a temporary equity on the balance sheet until the units are no longer subject to the buy-back provisions. During the term of the agreement no Common Units were repurchased.

During the year ended June 30, 2017, 2,166,668 Common Units were reclassified from temporary equity to members' equity and as of June 30, 2017, no Common Units were subject to the buy-back obligation.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 6 - Members' Equity (continued)

Series B Percentage Interest Adjustment

During the year ended June 30, 2017, the Company's operating agreement was amended to provide for Series B Unit Holders to receive additional units based on a fixed formula if the aggregate monthly recurring revenue for the three months ended December 31, 2017 did not exceed a stated target of $2,000,000. The Company achieved the stated target, as defined; accordingly, no Preferred Unit issuances occurred as a result of the provision. The Company evaluated the embedded right to receive units to determine whether it should be bifurcated from the Series B and accounted for as a derivative. The Company determined that the embedded feature was clearly and closely related to its host instrument and, therefore, did not need to be bifurcated.

Profits Interest Plan

The Company adopted the 2014 Profits Interest Incentive Plan ("Profits Interest Plan") whereby the Company may grant Profits Interest Units of the Company to employees or consultants and other independent advisors of the Company. During the year ended June 30, 2017, the number of award units authorized to be outstanding at any time was increased from 631,390 to 2,149,390 Profits Interest Units. Profits Interest Units granted under the Profits Interest Plan generally vest once a year over four years commencing on the date granted, or based on specified performance targets. The Company has the right, but not the obligation to repurchase vested Profits Interest Units from holders upon their termination of employment. Unvested Profits Interest Units are to be forfeited upon termination of employment. If the holder is terminated for cause, as defined, all vested and unvested units will be forfeited. Profits Interest Units repurchased by the Company or canceled or forfeited by the award recipient are available for reissuance.

The Company assessed whether its Profits Interest Units represent share-based payments within the scope of ASC Topic 718 or are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units only have value upon a defined liquidating event, and as a defined liquidating event is not probable, the Company did not accrue any value for the Profits Interest Units granted during the years ended June 30, 2018 or 2017.

The Profits Interest Units activity consisted of the following:

	For the Years Ended
	June 30,
	2018	2017
Beginning balance	1,284,000	936,500
Units granted	677,500	420,000
Forfeitures	(242,500)	(72,500)
Ending balance	1,719,000	1,284,000

As of June 30, 2018 and 2017, 615,000 and 332,750 Profits Interest Units were vested, respectively.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the years ended June 30, 2018 and 2017 was $140,946 and $138,750, respectively.

Future minimum lease payments under these leases are approximately $142,000 for the year ending June 30, 2019 and $96,000 for the year ending June 30, 2020.

Letter-of-Credit

The Company has a standby letter-of-credit with a bank in the amount of $1,000,000 that terminates on June 22, 2019, which is classified as restricted cash on the balance sheets. The beneficiary of the letter-of-credit is an insurance company which provides bonding for the State of Pennsylvania in relation to the States contract with MJ Freeway.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of June 30, 2018 and 2017, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Note 8 - Employee Benefit Plan

The Company has a 401(k) Plan (the “Plan”) to provide retirement benefits for its employees. Employees may contribute up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the IRS. The Company does not offer a match of employee contributions nor any discretionary contributions.

Note 9 - Insurance Claim

In March 2018, the Company received approximately $940,000 in proceeds, net of legal fees, from an insurance claim related to business interruption, which was included as a component of selling, general, and administrative operating expenses on the statement of operations.

MJ FREEWAY, LLC

Notes to Financial Statements

Note 10 - Subsequent Events

The Company has evaluated all subsequent events through October 1, 2018 which is the date these financial statements were available to be issued.

In August 2018, the Company amended and restated its operating agreement. The restated operating agreement increased the authorized Series B Preferred Units to 6,425,831 and authorized the issuance of 4,115,057 Series C Preferred Units. The Company issued 4,115,042 Series C Preferred Units for cash consideration of $10,000,000. The restated operating agreement further established minimum liquidation preferences in the event of a sale requiring that Preferred Unit holders should receive no less than the greater of the capital contributions made by such holder and the amount the holder would have received had the proceeds from the sale been distributed to all members in proportion to their respective membership interests. Should the amount available for distribution be insufficient, the full amount of the proceeds will be distributed to holders of Preferred Units in proportion to their respective capital contributions. The restated operating agreement also increased membership on the Board of Managers from five managers to seven managers. One manager is elected by a majority vote of the Series A holders; two managers are elected by a majority vote of the Series B holders; one manager is elected by a majority vote of the Series C holders; two managers are elected by a majority vote of the Common Unit holders; and one manager is elected by majority votes of the Preferred Unit holders and the Common Unit holders voting as separate classes provided that if the majority holders of the Preferred Units and Common Units do not select the same person, the position will remain vacant.

Subsequent to June 30, 2018, the Company issued 185,324 Profits Interest Units to employees, of which 160,000 vest over a four year period from the date of grant and 25,324 vested immediately.